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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)
                                              August 26, 1998 (August 20, 1998)



                             MYLAN LABORATORIES INC.
             (Exact name of registrant as specified in its charter)



Pennsylvania                1-9114                           25-1211621
  (State or other         (Commission                  (I.R.S. Employer
  jurisdiction of        File Number)               Identification No.)
  incorporation)



                               130 Seventh Street
                              1030 Century Building
                                 Pittsburgh, PA                      15222
                   (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (412) 232-0100




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Item 5.  Other Events.

         As previously reported, on June 24, 1998, Mylan Laboratories Inc. (the "Company") entered into an Agreement and Plan of Merger with Penederm
Incorporated ("Penederm") and a subsidiary of the Company. If the merger is consummated upon the terms proposed, each share of common stock of Penederm will be exchanged for 0.68 shares of common stock of the Company, and Penederm will become a wholly-owned subsidiary of the Company.

         On August 20, 1998, the Company filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the _____ shares of its common stock proposed to be issued to the stockholders of Penederm upon consummation of the merger. The registration statement includes the prospectus of the Company and the proxy statement of Penederm for a special meeting of its stockholders proposed to be held to consider approval of the merger. The Company's shares will be offered only by means of the prospectus. Penederm's solicitation of proxies will not commence unless and until the registration statement is declared effective by the Securities and Exchange Commission. As previously reported, the merger is subject to the satisfaction of various conditions.

         In addition, the Company previously reported in its Quarterly Report on Form 10-Q that a request made by Key Pharmaceuticals for a preliminary injunction in its lawsuit with the Company related to marketing of its nitroglycerin transdermal system had been denied. The Company has since learned that, while Key Pharmaceuticals' request was not granted at the hearing held to consider the matter, the Court has deferred the decision as to whether or not the preliminary injunction should be granted. The Company continues to believe that this suit is without merit and intends to vigorously defend its position.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MYLAN LABORATORIES INC.

                                                 /s/ Donald C. Schilling
                                          Donald C. Schilling
                                          Vice President of Corporate Finance


Date:        August 26, 1998
             Pittsburgh, Pennsylvania


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